EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended October 25, 2013

Current Month				Rolling Performance*				Rolling Risk Metrics* (Nov 2008 – Oct 2013)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	0.3%	2.3%	-6.2%	-6.3%	-7.9%	-5.5%	0.0%	-5.5%	10.3%	-28.9%	-0.5	-0.7
B**	0.3%	2.3%	-6.6%	-6.9%	-8.5%	-6.1%	-0.7%	-6.1%	10.3%	-31.1%	-0.6	-0.8
Legacy 1***	0.3%	2.4%	-4.4%	-4.2%	-5.8%	N/A	N/A	-3.8%	10.3%	-23.0%	-0.3	-0.5
Legacy 2***	0.3%	2.4%	-4.6%	-4.4%	-6.2%	N/A	N/A	-4.1%	10.3%	-23.7%	-0.4	-0.5
Global 1***	0.3%	2.4%	-4.0%	-3.7%	-5.8%	N/A	N/A	-4.5%	9.9%	-22.1%	-0.4	-0.6
Global 2***	0.3%	2.4%	-4.2%	-3.9%	-6.1%	N/A	N/A	-4.7%	9.8%	-23.1%	-0.4	-0.6
Global 3***	0.3%	2.3%	-5.5%	-5.5%	-7.7%	N/A	N/A	-6.5%	9.8%	-28.9%	-0.6	-0.8

S&P 500 Total Return Index****	0.9%	4.8%	25.5%	27.4%	16.6%	15.2%	7.5%	15.2%	16.3%	-23.2%	1.0	1.4
Barclays Capital U.S. Long Gov Index****	1.1%	1.8%	-8.1%	-8.7%	5.4%	7.7%	6.6%	7.7%	13.6%	-13.3%	0.6	1.0
*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector		Market			Sector		Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	20%					20%
Energy	1%	Short	Gasoline Blendstock	0.5%	Short	1%	Short	Gasoline Blendstock	0.5%	Short
			Crude Oil	0.4%	Long			Natural Gas	0.4%	Short
Grains/Foods	14%	Long	Corn	4.3%	Short	14%	Long	Corn	4.3%	Short
			Soybeans	1.8%	Long			Soybeans	1.8%	Long
Metals	5%	Long	Aluminum	2.6%	Long	5%	Long	Aluminum	2.7%	Long
			Copper LME	0.8%	Short			Copper LME	0.8%	Short
FINANCIALS	80%					80%
Currencies	35%	Short $	Euro	7.0%	Long	35%	Short $	Euro	7.0%	Long
			Swiss Franc	3.7%	Long			Swiss Franc	3.8%	Long
Equities	25%	Long	DAX Index	4.2%	Long	25%	Long	DAX Index	4.2%	Long
			S&P 500	3.5%	Long			S&P 500	3.4%	Long
Fixed Income	20%	Long	Japanese Gov't Bonds	4.7%	Long	20%	Long	Japanese Gov't Bonds	4.7%	Long
			Bunds	2.4%	Long			Bunds	2.4%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Crude oil prices fell by more than 2% after the U.S. Energy Information Administration announced an increase in overall oil inventories.  Heating oil prices lost more than 4% due to an overall decrease in demand, coupled with increased supplies.

Grains/Foods
Cotton prices fell in excess of 4% after the Indian Cotton Federation released data which showed an increase in overall cotton supplies.  Coffee prices lost nearly 5% after favorable weather conditions in Brazil, the world’s largest coffee producer, increased the chances of a large harvest in 2014.

Metals
Precious metal markets rallied after downbeat U.S. labor market data was released and caused investors to seek safe-haven assets.  Copper prices experienced losses as demand fell following the release of data from Chinese banks which showed an increase in the pace of mortgage loan write-offs by large Chinese banks.

Currencies
The New Zealand dollar depreciated by more than 2% after the president of the country’s Reserve Bank announced his intention to keep interest rates low after new restrictions on home lending practices were recently introduced.  The Swiss franc appreciated materially on concerns about China’s economic stability.

Equities
The Nikkei 225 lost more than 3% as a stronger yen negatively affected Japan’s export industries.  The German DAX Index reached an all time high despite poor economic data out of Germany. The run up can be attributed to asset flows from the U.S. to Europe.

Fixed Income	30-Year U.S. Treasury Bonds gained almost 1% as sluggish economic data supported the Federal Reserve’s stance on continued capital injections. U.K. government bond prices appreciated on the same news.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset): A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.